SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: May 21, 2008

                         American Airlines, Inc.                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                     13-1502798           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

American Airlines, Inc is furnishing herewith a press release issued on May 21, 2008 by its parent company, AMR Corporation (AMR) as Exhibit 99.1, which is included herein.  This press release was issued to announce capacity reductions, aircraft retirements, and additional revenue growth efforts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            American Airlines, Inc.

        /s/ Kenneth W. Wimberly
        Kenneth W. Wimberly
        Corporate Secretary

Dated:  May 21, 2008

EXHIBIT INDEX

Exhibit Description

99.1 Press Release

                              CONTACT:  Andy Backover
                   Corporate Communications
                   Fort Worth, Texas
                   817-967-1577
                   corp.comm@aa.com

FOR RELEASE:  Wednesday, May 21, 2008

AMR CORPORATION ANNOUNCES SIGNIFICANT CAPACITY REDUCTIONS, AIRCRAFT RETIREMENTS AND ADDITIONAL REVENUE GROWTH EFFORTS

ACTIONS TAKEN IN RESPONSE TO RECORD FUEL PRICES, ECONOMIC CONCERNS AND A DIFFICULT COMPETITIVE ENVIRONMENT

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today announced significant reductions to its 2008 domestic flight schedule, including a fourth quarter mainline domestic capacity reduction of 11 percent to 12 percent from the previous year. It also outlined plans to retire at least 75 mainline and regional aircraft and unveiled several revenue growth initiatives, as the company responds to record fuel prices, growing concerns about the economy and a difficult competitive environment.
“The airline industry as it is constituted today was not built to withstand oil prices at $125 a barrel, and certainly not when record fuel expenses are coupled with a weak U.S. economy,” said AMR Chairman and CEO Gerard Arpey. “Our company and industry simply cannot afford to sit by hoping for industry and market conditions to improve. We must work to overcome our near-term challenges and to secure our company’s long-term future for the benefit of our shareholders, customers and employees. We must find ways to cover the cost of providing our services so that we can remain viable and have the resources to reinvest in our company for the future. Those goals are central to the actions we are outlining today.”
Additional 2008 Capacity Reductions
AMR, which is holding its Annual Meeting of Stockholders today, said it will reduce American Airlines domestic capacity – or available seat miles flown – in the fourth quarter of 2008 by 11 percent to 12 percent, compared to the fourth quarter of 2007. According to its April 16 guidance, AMR previously expected domestic mainline capacity in the fourth quarter to decline by 4.6 percent compared to the same period in 2007.
In addition, AMR regional affiliate capacity is expected to decline by 10 percent to 11 percent in the fourth quarter compared to fourth quarter 2007 levels. Previously, regional affiliate capacity in the fourth quarter was expected to increase by 2.0 percent from 2007 levels.
AMR continues to assess the impact of the capacity reductions on specific routes and markets. (For additional information regarding AMR capacity changes for 2008, refer to the table at the end of the release.)
Arpey said the capacity reductions aim to significantly reduce costs as well as create a more sustainable supply-and-demand balance in the market.  In recent years, Arpey added, the industry has been hurt by some airlines growing faster than conditions warranted, and that impact has worsened in light of recent economic trends and soaring fuel prices.
As a result of significantly reduced flying, AMR expects to retire 40 to 45 mainline aircraft from American’s fleet, the majority of which will consist of MD-80s but will also include some Airbus A300 aircraft. The capacity reductions will also result in the retirement of 35 to 40 regional jets, as well as a number of turbo-prop aircraft from AMR’s regional affiliate fleet.
The capacity changes will result in workforce reductions at both American Airlines and American Eagle Airlines and could result in facility closures or facility consolidation. AMR is assessing the scope and location-specific impact of any workforce reductions resulting from the capacity reductions. In addition, AMR is assessing the impact of these capacity reductions on its overall cost outlook.
Additional Revenue Initiatives
Beyond the company’s ongoing cost-containment efforts, Arpey noted that AMR has consistently sought revenue improvements through fare increases and fuel surcharges. Since AMR released its first quarter 2008 financial results on April 16, American has participated in or led 15 fare increases, 14 of which were at least partially successful.
Today, American introduced a $15 fee for the first checked bag, given the increasing costs of transporting checked baggage. This fee, which is effective for tickets purchased on or after June 15, does not apply to: American’s AAdvantage program members who have achieved AAdvantage Gold, AAdvantage Platinum and AAdvantage
Executive Platinum level; those who have purchased full-fare tickets in the Economy, Business and First Class cabins; and those with international itineraries (except to and from Canada and U.S. territories, such as Puerto Rico and the U.S. Virgin Islands).
American also said today that it has increased its fees for certain other services, ranging from reservation service fees to pet and oversized bag fees. The increases mostly range from $5 to $50 per service. The company estimates that new and increased fees announced this month will generate several hundred million dollars in incremental annual revenue.
“While we understand that these fees affect customers, we also believe that our pricing for the services we provide remains extremely competitive in the industry and continues to offer our customers ample choice and value,” Arpey said. “The bottom line is that our revenues, which include ticket sales and fees, must keep pace with our increasing costs.”
As evidence of the crisis caused by soaring fuel prices, Arpey cited the U.S. airline industry’s first quarter 2008 pre-tax loss of nearly $2 billion excluding special items and the fact that eight U.S. airlines have filed for bankruptcy protection this year, including five that have ceased service. AMR paid $665 million more for fuel in the first quarter than it would have paid at prices from the year-ago period. Its first quarter fuel expense increased by 45 percent year over year, while its total revenue increased by 5 percent. The price of jet fuel has increased by more than 10 percent since April 16, when AMR expected its 2008 fuel bill would be well over $6 billion higher than in 2003.
However, Arpey also noted that AMR has made much progress in recent years to better prepare it for the current uncertainty. At the end of the first quarter of 2008, the company’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $15.2 billion, down more than 25 percent from the end of 2002. AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $10.7 billion at the end of the first quarter of 2008, down more than 40 percent from the end of 2002. AMR also ended the first quarter with $4.9 billion in cash and short-term investments, including a restricted balance of $426 million. It had about $2.7 billion in total cash and short-term investments, including a restricted balance of $783 million, at the end of 2002.
“Clearly, we have a lot of hard work ahead of us given the economic realities we face,” Arpey said. “But we have battled through many challenges throughout our long history, and, with the continued dedication of our leadership team and our people, I believe we have the fortitude to continue to do so.”

2008 Expected Capacity (year over year change)		May 21 Guidance						April 16 Guidance/Expectations
		4Q08			FY2008			4Q08	FY2008
Mainline	System	-8%	to	-7%	-3.5%	to	-2.5%	-1.9%	-1.4%
	Domestic	-12%	to	-11%	-6%	to	-5%	-4.6%	-3.6%
	International	-0.5%	to	0.5%	1%	to	2%	3.0%	2.5%
Regional	System	-11%	to	-10%	-6.5%	to	-5.5%	2.0%	-2.1%
Consolidated	System	-8%	to	-7%	-4%	to	-3%	-1.6%	-1.5%

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; fleet plans; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’scorporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Current AMR Corp. news releases can be accessed on the Internet.
The address is:  http://www.aa.com

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